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                            RSL COMMUNICATIONS, LTD.

                             Class A Common Shares

                                 --------------

                             Underwriting Agreement
                                 (U.S. Version)
                           --------------------------

                                                            November   , 1998
Goldman, Sachs & Co.,
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner &
         Smith Incorporated,
Morgan Stanley & Co. Incorporated, and
Warburg Dillon Read LLC, a subsidiary of UBS AG
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         RSL Communications, Ltd., a Bermuda corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 5,250,000 shares of Class A Common Shares ("Stock") of the Company (the "Firm Shares"), and the Company and each of the selling shareholders identified on Schedule II hereto (the "Selling Shareholders") proposes, subject to the terms and conditions stated herein, to sell, at the election of the Underwriters, up to 787,500 additional shares (the "Optional Shares") of Stock. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares".

         It is understood and agreed to by all parties that the Company and the Selling Shareholders are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company of 1,750,000 shares of Stock (exclusive of the Underwriters' overallotment option), and the sale by the Company and the Selling Shareholders through an overallotment option of up to a total of 262,500 additional shares of Stock (the 2,012,500 shares of stock offered thereby are collectively, the "International Shares"), through arrangements with Goldman Sachs International, Lehman Brothers International (Europe), Morgan Stanley & Co. International Limited, Merrill Lynch International and UBS AG (the "International Underwriters"). Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the


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two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.


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         1.       (A)      The Company represents and warrants to, and agrees
with, each of the Underwriters that:

                           (a) A registration statement on Form S-1 (File No. 333-62325) in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), is hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

                           (b) No order preventing or suspending the use of any
                  Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through Goldman, Sachs & Co. expressly for use therein or by or on behalf of a Selling Shareholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

                           (c) The Registration Statement conforms, and the
                  Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment


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                  or supplement thereto, contain an untrue statement of a
                  material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through Goldman, Sachs & Co. expressly for use therein or by or on behalf of a Selling Shareholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

                           (d) Neither the Company nor any of its subsidiaries
                  has sustained since the date of the latest audited financial statements included in the Prospectus any loss to, or interference with, its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the business of the Company and its subsidiaries taken as a whole otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus;

                           (e) The Company and its subsidiaries have good and
                  marketable title in fee simple to all real property and good and marketable title to all personal property owned by them and material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries and material to the business of the Company and its subsidiaries taken as a whole are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                           (f) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of Bermuda (meaning that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax, the failure of which would make it liable to be struck off the Bermuda Register of Companies and thereby cease to exist under the laws of Bermuda) with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except for any failures to be so qualified or in good standing, that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and each material subsidiary of the Company listed on Schedule III hereto (the "Material Subsidiaries") has been duly incorporated or organized and is validly existing as a corporation or limited liability company and, where available, is in good standing under the laws of its jurisdiction of incorporation or organization;

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                           (g) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable and conform to the description of the capital stock contained in the Prospectus; and all of the issued shares of capital stock owned by the Company of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (h) The unissued Shares to be issued and sold by the
                  Company to the Underwriters hereunder and under the International Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

                           (i) The issue and sale of the Shares by the Company
                  hereunder and under the International Underwriting Agreement and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not (i) result in any violation of the provisions of the Memorandum of Association or By-laws of the Company, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor (iii) will such action result in any violation of any existing statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clauses (ii) and (iii) above, such breaches or violations which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect or be reasonably likely to prevent the Company from performing its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such governmental agency is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under foreign or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

                           (j) Neither the Company nor any Material Subsidiary
                  is in violation of its Memorandum of Association or Bye-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

                           (k) The statements set forth in the Prospectus under
                  the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and under the captions "Certain United States Federal Income



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                  Tax Considerations" and "Certain Bermuda Tax Considerations",
                  and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries or descriptions thereof;

                           (l) Other than as set forth in the Prospectus, there
                  are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject with respect to which there is a reasonable likelihood of a determination that, individually or in the aggregate, would have a Material Adverse Effect and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (m) The Company is not and, after giving effect to
                  the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                           (n) Neither the Company nor any of its affiliates
                  does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                           (o) Deloitte & Touche, LLP, who have certified
                  certain financial statements of the Company and its subsidiaries and certain financial statements of RSL COM North America, Inc., formerly known as International Telecommunications Group, Ltd., are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                           (p) The Company and its subsidiaries (i) are in
                  material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

                           (q) The Company and its subsidiaries own or possess
                  the right to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with, and material to, the business now operated by them, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing with respect to which there is a reasonable likelihood of a determination that, individually or in the aggregate, would have a Material Adverse Effect;

                           (r) Except as described in or contemplated by the
                  Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent that, individually or in the


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                  aggregate would reasonably be expected to have a Material
                  Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to result in a Material Adverse Effect;

                           (s) The Company and its subsidiaries are insured by
                  insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect, except as described in or contemplated by the Prospectus;

                           (t) The Company and its subsidiaries (i) possess all
                  certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (excepting any certificate, authorization or permit, the failure to possess which would not reasonably be expected to result in a Material Adverse Effect) and (ii) have not received any notice of proceedings relating to revocation or modification of any such certificate, authorization or permit with respect to which there is a reasonable likelihood of a determination that, individually or in the aggregate, would have a Material Adverse Effect, except as described in or contemplated by the Prospectus;

                           (u) The Company and its subsidiaries maintain a
                  system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets in compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

                           (v) The Company is reviewing its operations and that
                  of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a relationship material to the business of the Company and its subsidiaries taken as a whole to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. Based on the results of such review to the date hereof, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

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                  (B) Each of the Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                           (a) All consents, approvals, authorizations and
                  orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement, have been obtained, except for the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under foreign or state securities or Blue Sky laws; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement;

                           (b) The sale of the Shares to be sold by such
                  Selling Shareholder hereunder and under the International Underwriting Agreement and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Shareholder if such Selling Shareholder is a corporation, the partnership agreement of such Selling Shareholder if such Selling Shareholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder, except that such Selling Shareholder makes no representation under this paragraph as to the registration or filing requirements or disclosure provisions (other than with respect to the information provided by or on behalf of such Selling Shareholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1) of the securities laws of the United States or the securities or Blue Sky laws of any other jurisdiction;

                           (c) Such Selling Shareholder has, and immediately
                  prior to each Time of Delivery (as defined in Section 4 hereof) (except in the case of Richard E. Williams, in which case solely prior to the Second Time of Delivery (as defined in Section 4 hereof)) such Selling Shareholder will have good and valid title to the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters or the International Underwriters, as the case may be;

                           (d) Except for Andrew Gaspar and Bukfenc, Inc.,
                  during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the International Underwriting

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                  Agreement, any securities of the Company that are
                  substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

                           (e) Such Selling Shareholder has not taken and will
                  not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                           (f) To the extent that any statements or omissions
                  made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make there not misleading;

                           (g) In order to document the Underwriters'
                  compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

                           (h) Certificates in negotiable form representing all
                  of the Shares to be sold by such Selling Shareholder hereunder and under the International Underwriting Agreement have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Shareholder to American Stock Transfer and Trust Company, as custodian (the "Custodian"), and such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the Power of Attorney), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Shareholder's attorneys-in-fact (the "Attorney-in-Fact") with authority to execute and deliver this Agreement and the International Underwriting Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters and the International Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement, the International Underwriting Agreement and the Custody Agreement; and

                           (i) The Shares represented by the certificates held
                  in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder and the International

                  Underwriters under the International Underwriting Agreement; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or in any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement, to the International Underwriting Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[ ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell and each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 787,500 Optional Shares, at the purchase price per share set forth in clause (a) of the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and each Selling Shareholder as set forth in Schedule II hereto; provided that in the event of any election by the Underwriters pursuant to their right to purchase Option Shares, the Underwriters will exercise their overallotment option first from the Selling Shareholders on a pro rata basis and then from the Company. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4.                (a)      The Shares to be purchased by each
                  Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Shareholders, shall be delivered by or on behalf of the Company and the Selling Shareholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company, ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of immediately available (Federal) funds to the account specified by the Company and each of the Selling Shareholders. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ ] or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

                           (b) The documents to be delivered at each Time of
                  Delivery by or on behalf of the parties hereto pursuant to
                  Section 7 hereof, including the cross receipts for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters:

                           (a) To prepare the Prospectus in a form approved by
                  you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                           (b) Promptly from time to time to take such action
                  as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, take any action that would subject them to any tax or to file a general consent to service of process in any jurisdiction;

                           (c) To furnish the Underwriters with copies of the
                  Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Prospectus, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                           (d) To make generally available to its
                  securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the
                  Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

                           (e) During the period beginning from the date hereof
                  and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co.;

                           (f) To furnish to its shareholders as soon as
                  practicable after filing with the Commission an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants);

                           (g) During a period of five years from the effective
                  date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

                           (h) To use the net proceeds received by it from the
                  sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

                           (i) To use its best efforts to list for quotation
                  the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ").

         6. The Company covenants and agrees with the several Underwriters that

                           (a) the Company will pay or cause to be paid (i) the
                  fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;
                  (ii) the cost of reproducing and distributing any Agreement among Underwriters, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares;

                           (b) the Company will pay or cause to be paid (i) the
                  cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and

                           (c) the Company will pay or cause to be paid all
                  costs and expenses incident to the performance of each Selling Shareholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for each Selling Shareholder, (ii) each Selling Shareholder's pro rata share of the fees and expenses of the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by each Selling Shareholder to the Underwriters hereunder. In connection with Clause (c)(iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Company agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated (and the Company will be entitled to receive any rebate to the extent that it has previously made any such reimbursement).

         It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

                           (a) The Prospectus shall have been filed with the
                  Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                           (b) Cravath, Swaine & Moore, counsel for the
                  Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                           (c) Debevoise & Plimpton, special counsel for the
                  Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                                    (i) Each subsidiary of the Company listed
                           under the caption "U.S. Subsidiaries" on Schedule III hereto (a "U.S. Subsidiary", and, collectively, the "U.S. Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus; and all of the issued shares of capital stock of each U.S. Subsidiary owned by the Company or any of its subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned of record directly or indirectly by the Company, free and clear of any perfected security interest or, to such counsel's knowledge, any other lien, encumbrance, equity or claim (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                                    (ii) Each U.S. Subsidiary has been duly
                           qualified as a foreign corporation for the transaction of business and, where available, is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or such U.S. Subsidiary, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                                    (iii) To the best of such counsel's
                           knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject with respect to which there is a reasonable likelihood of a determination that individually or in the aggregate would have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

                                    (iv) This Agreement and the International
                           Underwriting Agreement have been duly authorized, executed and delivered by the Company (such counsel being entitled to rely in respect of the opinion in this clause upon the opinion of Conyers, Dill & Pearman, provided that such counsel shall state that both you and they are justified in relying upon such opinion);

                                    (v) The issue and sale of the Shares being
                           delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument of the Company and its subsidiaries known to such counsel, except where any such breach, violation or default could not individually or in the aggregate be expected to result in a Material Adverse Effect and would not prevent the Company or any Selling Shareholder from performing its obligations hereunder, nor will such action result in any violation of any provision of the General Corporation Laws of the state of Delaware (the "DGCL") or any United States federal or New York state statute (other than any such statute relating to federal or state telecommunications laws or state securities or Blue Sky laws, as to which such counsel need express no opinion) or any order, rule or regulation (other than any such order, rule or regulation relating to federal or state telecommunications laws or state securities or Blue Sky laws, as to which such counsel need express no opinion) known to such counsel of any court or governmental agency or body of the United States federal governmental or the state of New York or (insofar as the DGCL is concerned) the state of Delaware having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                                    (vi) No consent, approval, authorization,
                           order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required under the federal laws of the United States (other than telecommunications laws), the laws of the state of New York (other than telecommunications laws) or the DGCL for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

                                    (vii) None of the U.S. Subsidiaries is in
                           violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which such U.S. Subsidiary is a party or by which it or any of its properties may be bound, except for defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

                                    (viii) The statements set forth in the
                           Prospectus under the captions "Risk Factors - Foreign Personal Holding Company and Passive Foreign Investment Company Rules," "Certain United States Federal Income Tax Considerations for U.S. Holders of Class A Common Stock", insofar as they purport to describe the legal matters, provisions of the laws and documents referred to therein, are accurate, and fair summaries or descriptions thereof;

                                    (ix) The Company is not an "investment
                           company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                                    (x) Under the laws of the State of New York
                           relating to personal jurisdiction, the Company has, pursuant to Section 14 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a "New York Court") in any action arising out of or relating to this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed the Authorized Agent (as defined herein) as its authorized agent for the purpose described in Section 14 hereof; and service of process effected on such agent in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction over the Company;

                                    (xi) The Registration Statement and the
                           Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements, related notes and schedules and other financial data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

                                    (xii) To such counsel's knowledge, no
                           amendment to the Registration Statement is required to be filed nor are there any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

                                    Such counsel shall also state that such
                           counsel have participated in conferences with officers and other representatives of the Company and its subsidiaries, representatives of the independent public accountants of the Company and representatives of and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel are not passing upon, and assume no responsibility for, the accuracy or completeness of the Prospectus or any amendment or supplement thereto, except for those statements referred to in the opinion in subsection (viii) of this Section 7(c) (to the extent set forth in such paragraph), they have no reason to believe that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, related notes and schedules and other financial data therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    In rendering such opinion, such counsel may
                           state that they express no opinion as to any federal or state telecommunications laws or any other laws other than the laws of the state of New York, the corporate law of the state of Delaware, the laws of any other jurisdiction addressed by opinions of local counsel relied upon by such counsel and the federal laws of the United States.

                           (d) Conyers, Dill & Pearman, Bermuda counsel to the
                  Company and the Selling Shareholders, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                                    (i) The Company has been duly incorporated
                           and is validly existing as a corporation in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                                    (ii) The Company has an authorized
                           capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable, and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrance, equities or claims; and the Shares conform to the description of the Stock contained in the Prospectus;

                                    (iii) To the best of such counsel's
                           knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                                    (iv) This Agreement and the International
                           Underwriting Agreement have been duly authorized, executed and delivered by the Company;

                                    (v) The issue and sale of the Shares being
                           delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not result in any violation of the provisions of the Memorandum of Association or Bye-laws of the Company or any statute or any order, rule or regulation known to such counsel of any Bermuda court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                                    (vi) No consent, approval, authorization,
                           order, registration or qualification of or with any such Bermuda court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement;

                                    (vii) The statements set forth in the
                           Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and the provisions of Bermuda law, under the caption "Certain Bermuda Tax Considerations", in the first paragraph under the caption "Business-Company Overview", under the caption "Risk Factors-Bermuda Corporate Law", and under the caption "Service of Process and Enforcement of Liabilities", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

                                    (viii) No stamp or other issuance or
                           transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or the International Underwriters to Bermuda or to any political subdivision or taxing authority thereof or therein in connection with (A) issuance of the Shares, (B) the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the International Underwriters or
                           (C) the sale and delivery outside Bermuda by the Underwriters or the International Underwriters of the Shares to the initial purchasers thereof in the manner contemplated herein and in the International Underwriting Agreement;

                                    (ix) Insofar as matters of Bermuda law are
                           concerned, the Registration Statement and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company; and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

                                    (x) The Company's agreement to the choice
                           of law provisions set forth in Section 14 hereof will be recognized by the courts of Bermuda; the Company can sue and be sued in its own name under the laws of Bermuda; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objection to the venue of a proceeding of a New York Court and the agreement of the Company that this Agreement shall be governed by and construed in accordance with the laws of the State of New York are legal, valid and binding; service of process effected in the manner set forth in Section 14 hereof will be effective, insofar as the law of Bermuda is concerned, to confer valid personal jurisdiction over the Company; and judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement and the International Underwriting Agreement would be enforceable against the Company in the courts of Bermuda;

                                    (xi) The indemnification and contribution
                           provisions set forth in Section 8 hereof do not contravene the public policy or laws of Bermuda;

                                    (xii) All dividends and other distributions
                           declared and payable on the shares of capital stock of the Company may under the current laws and regulations of Bermuda to be paid in Bermuda dollars may be converted into foreign currency that may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any governmental authorization in Bermuda; and

                                    (xiii) Immediately prior to such Time of
                           Delivery, based solely upon such counsel's examination of the Share Register Extract, such Selling Shareholder was the registered shareholder of a number of shares of Stock equal to the Shares to be sold at such Time of Delivery by such Selling Shareholder under this Agreement and the International Underwriting Agreement. Based solely upon such counsel's searches of the Register of Charges maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981 and of the public records of the Registrar-General maintained pursuant to the Mortgage Registration Act 1786, each conducted immediately prior to such Time of Delivery, there are no mortgage or charges registered against such Selling Shareholder in respect of such Shares.

                           In rendering such opinion, such counsel may state
                  that they express no opinion as to the laws of any jurisdiction outside Bermuda.

                           (e) Local counsel to the Company in Australia,
                  Austria, Belgium, Canada, Denmark, Finland, France, Germany, Italy, The Netherlands, Portugal, Spain, Sweden, Switzerland, United Kingdom and Venezuela, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                                    (i) each subsidiary of the Company
                           incorporated or formed in such counsel's country (a "Relevant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing (where applicable) under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of any perfected security interest or any other lien, encumbrance, equity or claim (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or such Relevant Subsidiary, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                                    (ii) each Relevant Subsidiary has been duly
                           qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction within such counsel's country in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or such Relevant Subsidiary, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                                    (iii) the statements set forth in the
                           Prospectus under the caption "Risk
                           Factors-Government Regulatory Restrictions", and under the caption "Business", insofar as they purport to describe the provisions of the laws of such counsel's country or any political subdivision thereof (or the European Union, as applicable) and documents governed by the laws of such counsel's country or any political subdivision thereof (or the European Union, as applicable), are accurate, complete and fair;

                                    (iv) each Relevant Subsidiary has all
                           necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with all applicable state, federal or supranational governmental authorities to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus; such Relevant Subsidiary has not received any notice of proceedings relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is such Relevant Subsidiary in violation of, or in default under, any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to such Relevant Subsidiary the effect of which, individually or in the aggregate, would have a material adverse effect on the current or future consolidated financial condition, shareholders' equity or results of operations of such Relevant Subsidiary, except as described in the Prospectus; and

                                    (v) there are no restrictions (legal,
                           contractual or otherwise) on the ability of each Relevant Subsidiary to declare and pay any dividends or make any payment or transfer of property or assets to its shareholder other than those described in the Prospectus.

                           In rendering such opinion, each such local counsel
                  may state that they express no opinion as to the laws of any jurisdiction outside of such counsel's country or the European Union, as applicable.

                           (f) Holland and Knight LLP, regulatory counsel for
                  the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                                    (i) (A) the execution and delivery of this
                           Agreement and the International Underwriting
                           Agreement by the Company, and the consummation of the transactions contemplated hereby and thereby do not violate (1) the Federal Communications Act of 1934, as amended (the "Communications Act"), (2) any rules or regulations of the Federal Communications Commission applicable to the Company and its subsidiaries, (3) the telecommunications laws of any state applicable to the Company and its subsidiaries, and (4) to the best of such counsel's knowledge, any decree from any court, and (B) no authorization of or filing with the FCC or any state authority overseeing telecommunications matters ("State Authority") is necessary for the execution and delivery of this Agreement and the International Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof;

                                    (ii) (A) except as set forth in the
                           Prospectus, each of the Company and the U.S.
                           Subsidiaries has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from the FCC and the State Authorities necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus; and (B) to the best of such counsel's knowledge, neither the Company nor any of the U.S. Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, individually or in the aggregate, would have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries;

                                    (iii) to the best of such counsel's
                           knowledge, neither the Company nor any of the U.S. Subsidiaries is in violation of, or in default under the Communications Act, the telecommunications rules or regulations of the FCC or the telecommunications laws of any state, the effect of which, individually or in the aggregate, would have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries;

                                    (iv) to the best of such counsels knowledge
                           (A) no decree or order of the FCC or any State Authority has been issued against the Company or any of the U.S. Subsidiaries and (B) no litigation, proceedings, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Company or any of the U.S. Subsidiaries before or by the FCC or any State Authority. To the best of such counsel's knowledge, there are no rulemakings or other administrative proceedings pending before the FCC or any State Authority which (A) are generally applicable to telecommunications services or the resale thereof and (B) which, if decided adversely to the interest of the Company or its subsidiaries, would have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and

                                    (v) the statements in the Prospectus under
                           the captions "Risk Factors Government Regulatory Restrictions", "Business - Regulatory Environment - Federal" and "- State" and in the first four paragraphs under the caption "Business - Legal Proceedings", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

                           In rendering such opinion, such counsel may state
                  that they express no opinion as to the laws of any jurisdiction outside of United States federal and state telecommunications laws.

                           (g) The respective counsel for each of the Selling
                  Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                                    (i) A Power of Attorney and a Custody
                           Agreement have been duly executed and delivered by such Selling Shareholder and constitute valid and binding agreements of such Selling Shareholder in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles;

                                    (ii) This Agreement and the International
                           Underwriting Agreement have been duly executed and delivered by or on behalf of such Selling Shareholder; and the sale of the Shares to be sold by such Selling Shareholder hereunder and thereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the International Underwriting Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Shareholder if such Selling Shareholder is a corporation, the Partnership Agreement of such Selling Shareholder if such Selling Shareholder is a partnership or any provision of the DGCL or any United States federal or New York State statute (other than any such statute relating to federal or state telecommunications laws or state securities or Blue Sky, laws as to which such counsel need express no opinion), any order, rule or regulation (other than any such order, rule or regulation relating to federal or state telecommunications laws or state securities or Blue Sky laws, as to which such counsel need express no opinion), known to such counsel of any court or governmental agency or body of the United States federal government or the state of New York or (insofar as the DGCL is concerned) the state of Delaware having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

                                    (iii) No consent, approval, authorization
                           or order of any court or governmental agency or body is required under the federal laws of the United States (other than telecommunications laws) the laws of the state of New York (other than telecommunications laws) or the DGCL for the consummation of the transactions contemplated by this Agreement and the

                           International Underwriting Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder or thereunder, except which have been duly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under foreign or state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters or the International Underwriters;

                                    (iv) Immediately prior to such Time of
                           Delivery such Selling Shareholder was the registered shareholder of a number of shares of Stock equal to the Shares to be sold at such Time of Delivery by such Selling Shareholder under this Agreement and the International Underwriting Agreement (such counsel herein entitled to rely in respect of the opinion in this clause upon opinion of Bermuda counsel for the Company); and

                                    (v) Upon (A) payment for the Shares to be
                           sold by the Selling Shareholders in accordance with this Agreement and the International Underwriting Agreement, (B) registration of the transfer of such Shares to, and registration of such Shares in the name of Cede & Co. or such other nominee designated by DTC and (C) the crediting of such Shares to the accounts maintained by DTC for the several Underwriters or International Underwriters, as applicable, assuming such accounts are "securities accounts" (as defined in Section 8-501 of the Uniform Commercial Code as currently in effect in the State of New York (the "UCC")), (i) the Underwriters or International Underwriters, as applicable, will acquire "security entitlements" (as defined in Section 8-102 of the UCC) in respect of such Shares and (ii) no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters or International Underwriters, as applicable, with respect to such security entitlements, assuming that each Underwriter and International Underwriter does not have "notice" (within the meaning of Section 8-105 of the UCC) of any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States and in rendering the opinion in subparagraph (iv) such counsel may rely upon a certificate of such Selling Shareholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on the Shares sold by such Selling Shareholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate.

                           (h) On the date of the Prospectus at a time prior to
                  the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

                           (i) (i) Neither the Company nor any of its
                  subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                           (j) On or after the date hereof (i) no downgrading
                  shall have occurred in any rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                           (k) On or after the date hereof there shall not have
                  occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ;
                  (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities;
                  (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere which, in the judgment of Goldman, Sachs & Co. would materially and adversely affect the financial markets or the market for the Shares and other equity securities;

                           (l) The Shares to be sold by the Company and the
                  Selling Shareholders at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

                           (m) The Company has obtained and delivered to the
                  Underwriters executed copies of an agreement from each person or entity named under Schedule IV hereto substantially to the effect set forth in Subsection 1(B)(d) hereof in form and substance satisfactory to you;

                           (n) The Company and the Selling Shareholders shall
                  have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company and of the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and
                  (i) of this Section and as to such other matters as you may reasonably request; and

                           (o) The Company shall have delivered a good standing
                  certificate with respect to RSL Communications, N. America, Inc.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Goldman, Sachs & Co. expressly for use therein.

                  (b) Each Selling Shareholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

                  (c) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection
         (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
         (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls or is an affiliate of any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Underwriters; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,

Attention: Registration Department; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement,
Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company and any Selling Shareholder, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and
(iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company hereby appoints RSL Communications N. America, Inc. ("RSL USA"), 767 Fifth Avenue, Suite 4300, New York, New York 10153, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. The Company hereby agrees that prior to any dissolution, liquidation, winding-up or sale of RSL USA or incorporation of RSL USA in a jurisdiction outside the United States, RSL USA shall cause (i) CT Corporation System ("CT Corporation"), 1633 Broadway, New York, New York 10019 or (ii) any other direct or indirect subsidiary of the Company organized under the laws of the United States as Authorized Agent in accordance with the terms of this Section 14. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

         Each of the Selling Shareholders hereby appoints CT Corporation as its authorized agent upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Selling Shareholders represents and warrants that CT Corporation has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.

         15. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company and each Selling Shareholder, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be furnished to the Company and Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof (except as to persons signing on your behalf).

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                  Very truly yours,

                                  RSL Communications, Ltd.

                                  By:
                                     -------------------------------------
                                      Name:
                                      Title:



                                  By:
                                     -------------------------------------
                                      Name:
                                      Title:

                                As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II to this Agreement.

Accepted as of the date hereof:

Goldman, Sachs & Co.,
Lehman Brothers Inc.,
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated,
Morgan Stanley & Co. Incorporated, and
Warburg Dillon Read Inc., a subsidiary of UBS AG

By:
   -------------------------------------------------
                (Goldman, Sachs & Co.)

         On behalf of each of the Underwriters

                                   SCHEDULE I

                             Underwriter                                 Total Number of             Number of
                                                                           Firm Shares         Optional Shares to be
                                                                         to be Purchased       Purchased if Maximum
                                                                                                   Option Exercised
                                                                         ---------------       ----------------------

Goldman, Sachs & Co.................................................
Lehman Brothers Inc.................................................
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated...............................................
Morgan Stanley & Co. Incorporated...................................
Warburg Dillon Read LLC, a subsidiary of UBS AG.....................
                  Total.............................................         5,250,000                787,500
                                                                             =========                =======




                          SCHEDULE II
              Selling Shareholders and the Company
             Overallotment Option for U.S. Offering


              Seller                                             Shares

              Bukfenc, Inc. (a)...........................      150,000

              Richard E. Williams (b).....................      168,750

              Nesim N. Bildrici (c).......................       41,666

              Tarlovsky Investment Partners, L.P. (d).....       37,500

              Company.....................................      397,916
                                                                -------
              Total                                             787,500

(a)(b)(c)(d)  This Selling Shareholder is represented by Debevoise & Plimpton located at 875 Third Avenue, New York, NY 10022 (attention:
              George E.B. Maguire, Esq.) and has appointed Avery Fisher and
              Jason Pollack, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.






                                  SCHEDULE III
                             MATERIAL SUBSIDIARIES


RSL United States Operating Subsidiaries                State of Incorporation
----------------------------------------

Name

RSL COM North America, Inc.                             Delaware
RSL COM U.S.A., Inc.                                    Delaware
RSL COM PrimeCall, Inc.                                 Delaware
Delta Three, Inc.                                       Delaware
LDM Systems, Inc.                                       New York

RSL Foreign Operating Subsidiaries
----------------------------------

Name                                                   Country of Organization

RSL COM Europe Ltd.                                    United Kingdom
RSL COM Sweden AB                                      Sweden
RSL COM Finland OY                                     Finland
Telecenter OY                                          Finland
RSL COM France S.A.                                    France
RSL COM Deutschland GmbH                               Germany
RSL COM Nederland B.V.                                 Netherlands
RSL Denmark A/S                                        Denmark
RSL COM Japan K.K.                                     Japan
Maxitel Servicos e Gestao de Telecomunicacoes, S.A.    Portugal
RSL COM Italia S.r.L                                   Italy
RSL COM Venezuela C.A.                                 Venezuela
Newtelcom Telekom AG                                   Austria
RSL Communications Spain, S.A.                         Spain
CallCom AG FUR TeleKommunization                       Switzerland
European Telecom S.A./N.V.                             Belgium
European Telecom SARL                                  Luxembourg
RSL COM Canada, Inc.                                   Canada
RSL COM Australia Pty. Ltd                             Australia
      Call Australia Pty. Ltd.
      Associated Service Providers Pty. Limited
      Digiplus Pty. Limited
Power Serve Communications
        Consultants Pty. Limited
Talk 2000 Networks Pty. Limited
Telephone Bill Pty. Limited


                                  SCHEDULE IV
                         Parties to Lock-up Agreements

Ronald S. Lauder
Itzhak Fisher
Jacob Z. Schuster
Richard E. Williams
Karen van de Vrande
Nir Tarlovsky
RSL Investments Corporation
E/L RSLG Media, Inc.
Nesim N. Bildirici
Mark J. Hirschhorn
Gustavo A. Cisneros
Fred H. Langhammer
Leonard A. Lauder
Eugene Sekulow
Evelyn Lauder
Tarlovsky Investment Partners, L.P.
Coral Gate Investments Ltd
Schuster Family Partners I, L.P.
Lauder Gaspar Ventures LLC
RSL Lauder Gaspar & Co., L.P.
Fisher Investment Partners, L.P.
LAL Family Partners, L.P.

